Exhibit 3.2

RED LION HOTELS CORPORATION

SECOND AMENDED AND RESTATED BYLAWS

Adopted March 17, 2021

RED LION HOTELS CORPORATION

SECOND AMENDED AND RESTATED BYLAWS

These bylaws are made as of the date set forth above by the board of directors of Red Lion Hotels Corporation (the “Corporation”).

ARTICLE I

OFFICES

The principal office or any additional offices of the Corporation shall be located at such place or places as the board of directors may designate from time to time or the business of the Corporation requires, located within or without the State of Washington.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1    PLACE. All meetings of shareholders shall be held at the principal office of the Corporation or at any other place, within or without the State of Washington, stated in the notice of the meeting as set out in Section 2.4. The board of directors may determine that any annual or special meeting of shareholders shall be held solely by means of remote communication as set out in Section 2.10 without designating a place for a physical assembly of shareholders.

Section 2.2    ANNUAL MEETING. An annual meeting of the shareholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time as set by the board of directors. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts of the Corporation.

Section 2.3    SPECIAL MEETINGS. A special meeting of the shareholders may be called by (a) the board of directors; (b) the president; (c) the chairman of the board, if any, or holders of not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. If not otherwise fixed under Section 6.5 of these bylaws or by court order, the record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs the demand. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders’ meeting.

Section 2.4    NOTICE. Before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at the meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting, written, printed or electronic notice not less than ten (10) days nor more than sixty (60) days before the date of the meeting, except that at least twenty (20) days’ notice shall be given to act on an amendment to the Articles of Incorporation (the “Articles”), a plan of merger or share exchange, a proposed sale of assets outside the regular course of business, or the dissolution of the Corporation. Such notice shall state (a) the date and time of the meeting; the place of the meeting, if any; (c) the means of remote communication, if authorized, by which shareholders may be considered present and may vote at the meeting and the information required for such shareholders to access the shareholders’ list for the meeting as provided by Section 2.5 of these bylaws; and (d) in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, by any method of notice allowed by the Washington Business Corporation Act (“WBCA”). Failure to give notice of any meeting to one or more shareholders or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at that meeting. The Corporation may postpone or cancel a meeting of shareholders if the Corporation gives notice to each shareholder entitled to vote at the meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting at least ten (10) days prior to the date of the scheduled meeting.

Section 2.5    SHAREHOLDERS’ LIST FOR MEETING. The officer or agent having charge of the share transfer records for shares of the Corporation shall prepare before each shareholders’ meeting, according to the information in such records as of the record date for the meeting, an alphabetical list of all shareholders entitled to notice of the meeting, arranged by voting group and by class and series of shares, with the number of shares held by each shareholder and the shareholder’s address. Beginning ten (10) days prior to the meeting and continuing through the meeting and adjournment thereof, the shareholders’ list shall be available for inspection by any shareholder during regular business hours at (a) the Corporation’s principal place of business or (b) the place identified in the meeting notice in the county or city where the meeting will be held. If any shareholders are participating in the meeting by means of remote communication, the list must be open to examination by the shareholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders in the meeting notice.

Section 2.6    QUORUM. At any meeting of shareholders, the presence in person, by use of remote communication or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Articles for the vote necessary for the adoption of any measure. The shareholders present either in person, by remote communication or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If, however, a quorum is not present at any meeting of the shareholders, the chairman of the meeting or the shareholders entitled to vote at the meeting, present in person, by remote communication or by proxy, shall have power to adjourn the meeting from time to time to a date not more than the maximum number of days after the original record date allowed by the WBCA without notice other than announcement at the meeting until a quorum is present. At an adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the originally scheduled meeting.

Section 2.7    VOTING. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Articles of the Corporation. Unless otherwise provided in the Articles, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 2.8    PROXIES. A shareholder may vote the shares of stock owned of record by that shareholder, either in person or by proxy by executing an appointment form or by electronic transmission by the shareholder or by a duly authorized attorney-in-fact. A proxy shall be filed with the secretary of the Corporation before or at the time of the meeting and shall be effective when received by the secretary. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the appointment form. A proxy shall be revocable unless the appointment form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

Section 2.9    INFORMAL ACTION BY SHAREHOLDERS. Except as otherwise provided in the Articles, any action required or permitted by the WBCA to be taken or approved at a meeting of shareholders may be taken or approved without a meeting if a consent in writing is signed by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to approve such corporate action at a meeting at which all shares entitled to vote on the corporate action were present and voted. When delivered to a shareholder for execution, the consent must include or be accompanied by the same material that would have been required by the WBCA to be delivered to shareholders with a notice of meeting at which the proposed action would have been submitted for shareholder approval. To be effective, a shareholder’s consent to take action without a meeting must: (a) indicate the date of execution, which date must be on or after the applicable record date determined in Section 6.5 of these bylaws; (b) describe the corporate action being approved; and (c) be delivered to the Corporation for filing with the minutes or the records of the Corporation within sixty (60) days after the earliest date on which a consent executed by a shareholder for taking the action was delivered to the Corporation. A written consent delivered to the Corporation in the form of an electronic transmission must contain or be accompanied by information from which the Corporation can determine (i) that the electronic transmission was transmitted by the shareholder and (ii) the date on which the shareholder transmitted the electronic transmission.

Section 2.10    REMOTE COMMUNICATION MEETINGS. The board of directors may authorize shareholders to participate in a meeting by means of remote communication. Participation in a meeting by these means shall constitute presence in person at the meeting and shareholders shall be entitled to vote at the meeting, subject to the conditions imposed by applicable law and any guidelines and procedures adopted by or pursuant to the authority of the board of directors. At any meeting in which the shareholders can participate by means of remote communication, the Corporation shall implement reasonable measures to: (a) verify that each person participating as a shareholder or proxy holder remotely is a shareholder or proxy holder; and (b) provide such shareholder or proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting, substantially concurrently with such proceedings.

Section 2.11    RATIFICATION. The shareholders may ratify and make binding on the Corporation any defective corporate action to the extent that the shareholders could have originally authorized the matter.

ARTICLE III

DIRECTORS

Section 3.1    GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the authority and direction of the board of directors, except such powers expressly conferred upon or reserved to the shareholders, and subject to any limitations set forth by law, the Articles, or these bylaws.

Section 3.2    NUMBER, TENURE AND QUALIFICATIONS. The total number of directors of the Corporation shall be three (3). At any regular meeting or at any special meeting called for that purpose, a majority of the entire board of directors may establish, increase or decrease the number of directors, except that the number of directors shall never be less than the minimum number required by the WBCA. The tenure of office of a director shall not be affected by any decrease in the number of directors. Each director shall hold office until the next annual meeting of shareholders, the director’s successor is elected and qualifies or the director’s earlier death, resignation or removal. Directors need not be residents of the State of Washington or shareholders of the Corporation.

Section 3.3    REMOVAL. Any or all of the directors may be removed at any time, with or without cause, only if the number of votes cast in favor of removal exceeds the number of votes cast against removal by a vote of the holders of the shares then entitled to vote at an election of the director or directors, at any special meeting of shareholders called expressly for that purpose. The meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director(s).

Section 3.4    RESIGNATION. A director may resign at any time by giving notice in the form of an executed written resignation to the board of directors, its chairperson, or to the president or secretary of the Corporation. A resignation is effective when the notice is delivered to the Corporation unless the notice specifies a future date. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled before the effective date in accordance with Section 3.12 of these bylaws, but the successor shall not take office until the effective date.

Section 3.5    ANNUAL AND REGULAR MEETINGS. An annual meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The board of directors may provide, by resolution, the time and place, either within or without the State of Washington, for the holding of regular meetings of the board of directors without notice other than that resolution. The board of directors may designate that the annual and regular meetings shall be held solely by means of remote communication as set out in Section 3.10 without designating a place for a physical assembly of directors.

Section 3.6    SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president, by the chair of the board of directors or by a majority of the directors then in office. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Washington, as the place for holding any special meeting of the board of directors called by them. The board of directors may designate that the special meetings shall be held solely by means of remote communication as set out in Section 3.10 without designating a place for a physical assembly of directors.

Section 3.7    NOTICE. Regular meetings may be held without notice of date, time, place or purpose of the meeting. Notice of any special meeting shall be given not less than two (2) days thereof by written notice delivered personally or by electronic mail, telephoned, facsimile transmitted, overnight couriered (with proof of delivery) or mailed to each director at his or her business or residence address. Such notice shall state (a) the time and date of the meeting; (b) the place of the meeting, if any; and (c) the means of any remote communication by which directors may participate at the meeting.

Section 3.8    QUORUM. A majority of the entire board of directors shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that, if less than a majority of that number of directors are present at the meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 3.9    VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the board of directors, unless the concurrence of a greater proportion is required for the action under the Articles, these bylaws or the WBCA.

Section 3.10    REMOTE COMMUNICATION MEETINGS. Members of the board of directors may participate in an annual, regular or special meeting through the use of any means of communication by which all directors participating in the meeting may simultaneously hear each other during the meeting. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 3.11    INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if each director shall individually or collectively consent in writing or by electronic transmission to such action. Such written or electronic consent(s) shall be filed with the minutes of proceedings of the board of directors and shall have the same force and effect as the affirmative vote of such directors at a duly held meeting of the board of directors at which a quorum was present. A written consent delivered in the form of an electronic transmission must contain or be accompanied by information from which the Corporation can determine (a) that the electronic transmission was transmitted by the director and (b) the date on which the director transmitted the electronic transmission.

Section 3.12    VACANCIES. Any vacancy on the board of directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, although that majority is less than a quorum. Any vacancy on the board of directors by reason of an increase in the number of directors may be filled by a majority vote of the entire board of directors. A director elected by the board of directors to fill a vacancy shall serve until the next annual meeting of shareholders and until the director’s successor is elected and qualifies. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 3.13    COMPENSATION. The directors shall be entitled to receive such reasonable compensation for their services as directors as the board of directors may determine from time to time.

Section 3.14    SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 3.15    CERTAIN RIGHTS OF DIRECTORS AND OTHERS. A director in his or her capacity as director shall have no responsibility to devote his or her full time to the affairs of the Corporation. Each director shall devote such time to the business and affairs of the Corporation as the director deems necessary and appropriate. Any director, officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation to the fullest extent permitted by law.

Section 3.16    RATIFICATION. The board of directors may ratify and make binding on the Corporation any defective corporate action to the extent that the board of directors could have originally authorized the matter, pursuant to the manner provided by the WBCA. Moreover, any action or inaction challenged in any shareholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the board of directors, and if so ratified, shall have the same force and effect as if the challenged action or inaction had been originally duly authorized, and such ratification shall, to the maximum extent permitted by law, be binding upon the Corporation and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such challenged action or inaction.

Section 3.17    EMERGENCY PROVISIONS. Notwithstanding any other provision in the Articles or these bylaws, this section (the “Emergency Bylaws”) shall be operative during any emergency resulting from a catastrophic event, including an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its board of directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the board of directors or a standing committee of the board of directors cannot readily be convened for action (an “Emergency”). During any Emergency, unless otherwise provided by the board of directors, (a) a meeting of the board of directors or a committee may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the board of directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of directors necessary to constitute a quorum shall be one-third of the entire board of directors or committee.

ARTICLE IV

OFFICERS

Section 4.1    GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include managing directors, a chairman of the board, a vice chairman of the board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. The board of directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at that meeting, the election shall be held as soon thereafter as may be convenient. Each officer shall hold office until the officer’s successor is elected and qualifies or until the officer’s death, resignation or removal in the manner hereinafter provided. Any two or more offices, except president and vice president, may be held by the same person. In its discretion, the board of directors may leave unfilled any office except that of president, treasurer or secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and that officer or agent.

Section 4.2    POWERS AND DUTIES. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the board of directors or by direction of an officer authorized by the board of directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the board of directors.

Section 4.3    REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed with or without cause by the board of directors if in its judgment the best interests of the Corporation would be served thereby, but the removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of the resignation to the board of directors, the chairman of the board, the president or the secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 4.4    VACANCIES. A vacancy in any office may be filled by the board of directors for the balance of the term.

Section 4.5    SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that that officer is also a director of the Corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 5.1    CONTRACTS. The board of directors may from time to time authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation. The authority may be general or confined to specific instances.

Section 5.2    CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the officer or officers, agent or agents of the Corporation and in the manner determined from time to time by the board of directors or an officer designated by the board.

Section 5.3    DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation in banks, trust companies or other depositories designated by the board of directors.

ARTICLE VI

SHARES OF STOCK

Section 6.1    CERTIFICATES OF STOCK. Except as may be otherwise provided by the board of directors, shareholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the board of directors or a duly authorized officer, shall contain the statements and information required by Section 23B.06.250 of the WBCA and shall be signed by the officers of the Corporation in the manner permitted by the WBCA.

Section 6.2    UNCERTIFICATED STOCK. In the event that the Corporation issues shares of stock without certificates, the Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, provide to the record holders of those shares a written statement of the information required by Section 23B.06.260 of the WBCA to be included on stock certificates. There shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates. if a class or series of stock is authorized by the board of directors to be issued without certificates, no shareholder shall be entitled to a certificate or certificates representing any shares of that class or series of stock unless otherwise determined by the board of directors and then only upon written request by that shareholder to the secretary of the Corporation.

Section 6.3    TRANSFERS OF STOCK. Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of shares shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully made in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation by an entry showing from and to whom the shares were transferred. If such surrendered shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by that shareholder and the board of directors has determined that a certificate may be issued. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in the share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Washington.

Section 6.4    LOST CERTIFICATE. The board of directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance, require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 6.5    CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The board of directors may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. The board of directors may set a record date for the purpose of determining shareholders entitled to request a special meeting. The record date for the determination of (a) shareholders entitled to notice of or to vote at a meeting of shareholders shall be no more than seventy (70) days before the meeting of shareholders, or if no record date is fixed, at the close of business on the day before the first notice is delivered to shareholders; and (b) shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be no more than sixty (60) days prior to the date of the dividend, or if no record date is fixed, the date on which the resolution of the board of directors declaring the share dividend is adopted. If no record date is set within twenty (20) days of a shareholders’ request for a special meeting, the record date for determining shareholders entitled to request a special meeting shall be the date the request is first signed and delivered to the secretary of the Corporation. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

ARTICLE VII

FISCAL YEAR

The board of directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE VIII

DIVIDENDS

Section 8.1    DECLARATION. Dividends or other distributions upon the shares of stock of the Corporation may be declared by the board of directors, subject to the provisions of law and the Articles. Dividends or other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Articles.

Section 8.2    CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Corporation available for dividends or other distributions the sum or sums which the board of directors from time to time, in its absolute discretion, deems proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for any other purpose which the board of directors determines to be in the best interest of the Corporation. The board of directors may modify or abolish any reserve in the manner in which it was created.

ARTICLE IX

SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Incorporated Washington.” The board of directors may authorize one or more duplicate seals and provide for the custody thereof. Whenever the Corporation is required to place its corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.

ARTICLE X

INDEMNIFICATION

Section 10.1    INDEMNIFICATION RIGHTS. To the fullest extent permitted by the WBCA, as the same may be amended and supplemented, the Corporation shall indemnify each current or former director or officer of the Corporation (an “Indemnified Person”) from and against any and all expenses, liabilities or other matters referred to in or covered by the WBCA, including, without limitation, by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Section 10.2    NON-EXCLUSIVIVITY. The indemnification provided for in this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Except as may otherwise be specifically provided in these bylaws, no provision of these bylaws is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the WBCA upon the Corporation, upon its shareholders, bondholders and security holders, and upon its directors, officers, employees or agents, including in particular the power of the Corporation to furnish indemnification to directors, officers, employees and agents in the capacities defined and prescribed by the WBCA and prescribed rights of said persons to indemnification as the same are conferred by the WBCA.

Section 10.3    ADVANCEMENT OF EXPENSES. The rights granted herein shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

Section 10.4    INSURANCE. The Corporation may, but shall not be required to, maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss, including any expense, liability or loss described in Section 10.1 and whether or not the Corporation would have the power to indemnify such indemnified person against such expense, liability or loss under the provisions of this Article X.

Section 10.5    NO DISQUALIFICATION. An Indemnified Person shall not be denied indemnification in whole or in part under this Article X solely because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies.

Section 10.6    INDEMNIFICATION OF OTHERS. The Corporation shall have the power, with the approval of the board of directors, to provide indemnification and advancement of expenses to any person who is not an Indemnified Person.

Section 10.7    AGREEMENTS. The Corporation shall have the power, with the approval of the board of directors, to enter into an agreement providing for the obligation of the Corporation to indemnify and advance expenses to any person.

Section 10.8    INVALIDATION; SUITS. If this Article X or any portion hereof shall be invalidated on any ground by any court or arbitration panel of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold each Indemnified Person harmless pursuant to this Article X to the fullest extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable law. The provisions of this Article X shall be applicable to all claims, demands, actions, suits or proceedings made or commenced after the adoption thereof whether arising from acts or omissions to act occurring before or after its adoption.

Section 10.9    AMENDMENT; WAIVER. Neither the amendment nor repeal of this Article X, nor the adoption, amendment or other modification of any subsection of this Article X, nor the adoption or amendment of any other provision of these bylaws or Articles of the Corporation inconsistent with this Article X shall adversely affect any right or protection of any Indemnified Person established pursuant to this Article X existing at the time of such repeal, adoption, amendment or other modification or inclusion of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article X, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article X, would accrue or arise), prior to such repeal, adoption, amendment or other modification or inclusion of an inconsistent provision.

ARTICLE XI

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Articles or bylaws of the Corporation or pursuant to applicable law, a waiver of notice in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. A person’s attendance at any meeting shall constitute a waiver of notice of the meeting, except, in the case of a shareholders’ meeting, the person attends for the specific purpose of objecting to the lawfulness of the convening of the meeting, and in the case of a directors’ meeting, the director attends for the specific purpose of objecting to holding the meeting or transacting business at the meeting and the director does not vote for or assent to action taken at the meeting.

ARTICLE XII

MISCELLANEOUS

Section 12.1    AMBIGUITY. In the case of an ambiguity in the application of any provision of these bylaws or any definition contained in these bylaws, the board of directors shall have the sole power to determine the application of such provisions with respect to any situation based on the facts known to it and such determination shall be final and binding.

Section 12.2    AMENDMENT OF BYLAWS. The board of directors shall have the power to adopt, alter or repeal any bylaws of the Corporation, except to the extent that this power is reserved exclusively to the shareholders pursuant to the Articles, a shareholders’ agreement or the WBCA.